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                                                                Exhibit 10.42


                           LOAN MODIFICATION AGREEMENT

       This Loan Modification Agreement is entered into as of June 11, 2002, by and between Moldflow Corporation (the "Borrower") and Silicon Valley Bank, a California-chartered bank doing business in Massachusetts under the name "Silicon Valley East" ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, a Loan Agreement, dated November 13, 2001, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Line in the original principal amount of Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. Hereinafter, all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

       A. MODIFICATION(S) TO LOAN AGREEMENT.


            1. The defined term of "Profitability" under Section 5.7 entitled "Financial Covenants" is hereby amended in part to read as follows:

                   Profitability shall be defined as the Borrower's net income after taxes, but prior to depreciation, amortization and non-cash restructuring expenses. For purposes of this covenant, restructuring expenses shall be deducted from net profit when cash payments are made in respect of such expenses.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against paying the Obligations.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

7. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

8. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

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       This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                                BANK:

MOLDFLOW CORPORATION                     SILICON VALLEY BANK, doing business
                                         as SILICON VALLEY EAST


By: /s/ Suzanne E. Rogers                By: /s/ Mark Gallagher
  -------------------------------           -------------------------------
Name: Suzanne E. Rogers                  Name: Mark Gallagher
     ----------------------------             -----------------------------
Title: Vice President                    Title: Vice President
      ---------------------------              ----------------------------



                                         SILICON VALLEY BANK


                                         By: /s/ Maggie Garcia
                                            ---------------------------------
                                         Name: Maggie Garcia
                                              -------------------------------
                                         Title: Assistant Vice Preseident
                                               ------------------------------
                                              (Signed at Santa Clara County, CA)



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